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                                                                     EXHIBIT 8.1

                         [Hunton & Williams Letterhead]

                                  July 18, 2003

Massey Energy Company
4 North 4th Street
Richmond, Virginia 23219

                 Registration Statement on Form S-3 Relating to
          Secondary Offering of 4.75% Senior Convertible Notes Due 2023

Ladies and Gentlemen:

               We have acted as counsel to Massey Energy Company, a Delaware corporation (the "Company"), and A.T. Massey Coal Company, Inc., a Virginia corporation and a wholly owned subsidiary of the Company ("A.T. Massey"), in connection with the filing by the Company and A. T. Massey of a Registration Statement on Form S-3 (the "Registration Statement") on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, to register (i) $132,000,000 aggregate principal amount at maturity of 4.75% Senior Convertible Notes due 2023 (collectively, the "Notes") issued by the Company on May 29, 2003, (ii) the Company's common stock, $0.625 par value per share, issuable upon conversion of the Notes pursuant to an Indenture, dated as of May 29, 2003 as supplemented by the Supplemental Indenture, dated as of May 29, 2003, by and among the Company, A.T. Massey and The Wilmington Trust Company, as trustee, and (iii) the guarantee of the Company's obligations under the Notes by A.T. Massey. The Company issued the Notes pursuant to a Purchase Agreement, dated as of May 23, 2003, by and among the Company, A.T. Massey, UBS Warburg LLC and Citigroup Global Markets, Inc. The Notes are to be offered and sold by certain securityholders of the Company from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), and any amendments or supplements thereto. You have requested our opinion regarding certain United States federal income tax matters relating to the Notes.

               We have reviewed the Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. For purposes of the opinion expressed below, we have assumed, with your permission, (i) the authenticity of all documents submitted to us as originals,
(ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of signatures not witnessed by us, (iv) the legal capacity of natural persons, (v) the due authorization, execution, and delivery of all documents by all parties thereto and the validity, binding effect, and enforceability thereof, and (vi) the compliance (without waiver) by all of the parties thereto with all of the provisions of the Indenture. In addition, in providing our opinion herein, we have assumed, and have made no attempt to independently establish or verify, the accuracy of the facts set forth in such documents.

               Based on the foregoing and subject to the qualifications stated herein and therein, we are of the opinion that the statements in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax consequences referred to therein, are accurate and fairly summarize the United States federal tax consequences referred to therein.

               You should be aware that this opinion represents conclusions as to the application to the Notes of current law. There can be no assurance, however, that current law will not change or that contrary positions will not be taken by the Internal Revenue Service.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the captions "Certain United States Federal Income Tax Considerations" and "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

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               The foregoing opinion is limited to the U.S. federal tax matters addressed herein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion is rendered as of the date hereof and we undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be relied upon for any purpose by any other person, or filed with any governmental agency without our express written consent.

                                    Very truly yours,



                                    /s/ Hunton & Williams LLP